Exhibit 99.1

News release	September 26, 2023

HYZON MOTORS CONFIRMS AGREEMENT RESOLVING SEC INVESTIGATION

ROCHESTER, N.Y., – SEPTEMBER 26, 2023– Hyzon Motors Inc. (Hyzon or the company) (NASDAQ: HYZN), a high-power hydrogen fuel cell technology developer and global supplier of zero-emission heavy-duty fuel cell electric vehicles, today announced a final resolution of the investigation by the U.S. Securities and Exchange Commission (SEC), subject to court approval. The investigation was previously reported by the company on its Current Report on Form 8-K on January 12, 2022, and updated in its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

“Hyzon is pleased to put this chapter behind us, and continue our disciplined execution of operational milestones including commercial vehicle deployments and fuel cell technology developments,” said Hyzon Motors’ Chief Executive Officer (CEO) Parker Meeks. “With a strengthened Board of Directors and leadership team, a streamlined product offering, and a rationalized geographic footprint, we look forward to accelerating the hydrogen industry.”

Without admitting or denying the allegations in the SEC’s complaint, Hyzon has agreed to pay a civil monetary penalty of $25 million in three installments: $8.5 million within 30 days of entry of final judgment; $8.5 million by December 31, 2024; and $8 million within 730 days of entry of final judgment. In the second quarter of 2023, Hyzon accrued a $22 million loss contingency, based upon management’s assessment of the SEC investigation.

Also named in the SEC’s complaint were Craig Knight, the company’s former CEO and a former director, and Max C.B. Holthausen, a former managing director of the company’s European subsidiary, Hyzon Motors Europe B.V. Knight and Holthausen also separately consented to the entry of final judgments, subject to court approval, resolving the SEC’s allegations.

Further, former CEO Knight and Mark Gordon, Hyzon’s former Chief Financial Officer and a former director, have voluntarily returned $252,000 and $122,500, respectively, to Hyzon relating to certain incentive compensation that the company previously paid them.

Further details regarding the resolution can be found in the SEC’s complaint and proposed final judgments, which are publicly available.

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About Hyzon
Hyzon Motors is a global supplier of high-power fuel cell technology focused on integrating its solutions into zero-emission heavy-duty fuel cell electric vehicles. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks to customers in North America, Europe, Australia, and New Zealand to mitigate emissions from diesel transportation - one of the single largest sources of global carbon emissions. Hyzon collaborates with partners across the hydrogen value chain to bring clean hydrogen to the market to support fuel cell vehicle deployments. Hyzon is contributing to the adoption of fuel cell electric vehicles through its demonstrated technology advantage, fuel cell performance and history of rapid innovation. Visit www.hyzonmotors.com.

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Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words "aims", “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements, including statements about the adoption of liquid hydrogen powered fuel cell electric vehicles, the viability of on-board liquid hydrogen to fuel long-distance, zero-emission transport and comparisons to diesel truck range requirements, are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the "Risk Factors" sections of Hyzon's Form 10-K for the year ended December 31, 2022 filed with the SEC on May 31, 2023, Form 10-Q for the quarter ended June 30, 2023 filed on August 8, 2023, and in other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements, such as risks related to the ability to convert non-binding memoranda of understanding or vehicle trial agreements into binding orders or sales (including because of the current or prospective financial resources of the counterparties to Hyzon's non-binding memoranda of understanding and letters of intent), or the ability to identify additional potential customers and convert them to paying customers. Hyzon gives no assurance that Hyzon will achieve its expectations.

Hyzon Motors, Inc. Contact

For media inquiries:
Hyzon@Kivvit.com

For investors:
ir@hyzonmotors.com

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